ARTICLES OF INCORPORATION

OF

MOMENTOUS ENTERTAINMENT GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and we do hereby certify:

ARTICLE ONE. NAME

The name of the corporation is

MOMENTOUS ENTERTAINMENT GROUP, INC.

ARTICLE TWO. RESIDENT AGENT

The resident agent of said corporation shall be Incorp Services, Inc., with its registered office in the State of Nevada located 2360 Corporate Circle, Ste 400, Henderson, Nevada 89074-7722 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

ARTICLE THREE. PURPOSES

The purposes for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold
real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawhl purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawhl business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

ARTICLE FOUR. DIRECTORS

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1). The name and post office address of the first board of Director shall be one (1) in number and listed as follows:

Kurt E Neubauer
PO Box 861
Sugar Land, Texas 77487-0861

ARTICLE FIVE. BOARD POWERS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ARTICLE SIX. DIRECTOR LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE SEVEN. EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE EIGHT. CAPITALIZATION

That the total number of stock authorized that may be issued by the Corporation is FIVE HUNDRED MILLION (500,000,000) shares of stock with a par value of ONE TENTH OF A CENT ($0.001 of which FOUR HUNDRED FIFTY MILLION (450,000,000) at ONE TENTH OF A CENT ($0.001) shall be common stock and FIFTY MILLION (50,000,000) at ONE TENTH OF A CENT ($0.001) shall be preferred. The preferred share designations, preferences and rights may be determined and amended by resolution of the company's Board of Directors. Said shares may be issued by the corporation, from time to time, for such considerations as may be fixed by the Board of Directors.

ARTICLE NINE. CAPITAL STOCK

The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

ARTICLE TEN. RIGHT TO AMEND

This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have executed these articles of incorporation in duplicate on this 25th day of November, 2013, in Sugar Land, Texas.

Kurt E Neubauer
President/CEO

ACKNOWLEDGMENT

STATE OF TEXAS }
}
COUNTY OF FORT BEND }

On November 25, 2013, Kurt E Neubauer personally appeared before me, a notary public who acknowledged that he executed the above instrument.

IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate above written.

JOELDA THURMAN
NOTARY PUBLIC
STATE OF TEXAS
MY COMM. EXP. 08/07/15

Joelda Thurman
Notary Public
My Commission expires on:

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180303

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Momentous Entertainment Group Inc

Name of Represented Business Entity

I, InCorp Services, Inc. am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State.

b) noncommercial registered agent with the following address for service of process:

2360 Corporate Circle, Ste 400 Henderson Nevada 89074-7722

Street Address City Zip Code

Nevada

Mailing Address (if different from street address) City Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Nevada

Street Address City Zip Code

Nevada

Mailing Address (if different from street address) City Zip Code

and hereby state that on November 22, 2013 I accepted the appointment as registered agent for the above named business entity.

Date

X [signature] on behalf of InCorp Services Inc. November 22, 2013

Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MOMENTOUS ENTERTAINMENT GROUP INC**, did on November 27, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 27, 2013.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20131127-0519
You may verify this certificate online at **http://www.nvsos.gov/**